UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2021
____________________
EXICURE, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

Registered Direct Offering

On December 14, 2021, Exicure, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional purchasers (the “Purchasers”), pursuant to which the Company offered to the Purchasers, in a registered direct offering priced at-the-market consistent with the rules of the Nasdaq Stock Market (the “Registered Direct Offering”), (i) an aggregate of 13,006,614 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share, (ii) pre-funded warrants to purchase up to an aggregate of 21,569,454 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase up to 17,288,034 shares of Common Stock (the “Warrants”). The combined purchase price of each share of Common Stock and accompanying Warrant is $0.3326 per share. The combined purchase price of each Pre-Funded Warrant and accompanying Warrant is $0.3316 (equal to the combined purchase price per share of Common Stock and accompanying Warrant, minus $0.001). The per share exercise price for the Warrants is $0.2701, the closing bid price of the Company’s Common Stock on December 13, 2021. The Warrants will be exercisable immediately from December 16, 2021, and will expire on the five-year anniversary of the date of issuance, or December 16, 2026. The gross proceeds to the Company from the Registered Direct Offering are expected to be approximately $11.5 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The securities are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-251555) previously filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2020, and which was declared effective by the SEC on January 7, 2021 (the “Registration Statement”).
The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.
On December 10, 2021, the Company entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Registered Direct Offering. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 7.5% of the gross proceeds received in the Registered Direct Offering and a management fee of 1.0% of the gross proceeds received in the Registered Direct Offering. The Company also agreed to reimburse the Placement Agent for certain expenses incurred by the Placement Agent in connection with the Registered Direct Offering.
The net proceeds to the Company from the Registered Direct Offering, after deducting the Placement Agent’s fees and expenses and the estimated offering expenses payable by the Company, are expected to be approximately $10.2 million. The Registered Direct Offering is expected to close on or about December 16, 2021, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Registered Direct Offering for working capital and general corporate purposes.
A copy of the legal opinion and consent of Cooley LLP relating to the legality of the issuance and sale of the securities in the Registered Direct Offering is filed as Exhibit 5.1 hereto.
The foregoing description of the form of Purchase Agreement and the Engagement Letter do not purport to be complete and are qualified in their entirety by the full texts of the form of Purchase Agreement and the Engagement Letter, copies of which are attached hereto as Exhibits 10.1 and 99.1, respectively.
Terms of the Warrants and Pre-Funded Warrants
Each Warrant is exercisable for one share of Common Stock at an exercise price of $0.2701 per share. The Warrants are immediately exercisable as of the date of issuance of December 16, 2021 and will expire on the five-year anniversary of the date of issuance, or December 16, 2026. The Pre-Funded Warrants were offered in lieu of shares of Common Stock to one of the Purchasers whose purchase of shares of Common Stock in the Registered Direct Offering would otherwise result in said Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the Purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Direct Offering. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.
A holder (together with its affiliates) of the Warrant or Pre-Funded Warrant may not exercise any portion of the Warrant or Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant or Pre-Funded Warrant, as applicable. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants, provided that such cashless exercise shall only be permitted if the Registration Statement is not effective at the time of such exercise or if the prospectus to which the Registration Statement is a part is not available for the issuance of shares of Common Stock to the Warrant holder.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.
The description of terms and conditions of the form of Warrant and the form of Pre-Funded Warrant do not purport to be complete and are qualified in their entirety by the full text of the form of Warrant and the form of Pre-Funded Warrant, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively.

Item 7.01 Regulation FD Disclosure.

On December 14, 2021, the Company issued a press release announcing the pricing of the Registered Direct Offering described above, a copy of which is furnished as Exhibit 99.2 hereto.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
4.1	Form of Warrant.
4.2	Form of Pre-Funded Warrant.
5.1	Opinion of Cooley LLP.
10.1	Form of Securities Purchase Agreement, dated December 14, 2021 by and among Exicure, Inc. and the purchasers party thereto.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Engagement Letter, dated as of December 10, 2021, by and between Exicure, Inc. and H.C. Wainwright & Co., LLC.
99.2	Press release of the Company dated December 14, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXICURE, INC.

Date: December 16, 2021	/s/ Elias D. Papadimas
Name: Elias D. Papadimas
Title: Chief Accounting Officer

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